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                                 EXHIBIT (9)(J)

     FORM OF REVISED SCHEDULE A TO THE SUB-ADMINISTRATION AGREEMENT BETWEEN
         THE ONE GROUP SERVICES COMPANY AND BANC ONE INVESTMENT ADVISORS
                                   CORPORATION




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                                   SCHEDULE A
                                     TO THE
                          SUB-ADMINISTRATION AGREEMENT
                                    BETWEEN
                         THE ONE GROUP SERVICES COMPANY
                                      AND
                          BANC ONE INVESTMENT ADVISORS
                       AS AMENDED _________________, 1995


NAME OF FUND

U.S. Treasury Securities Money Market Fund
Prime Money Market Fund
Municipal Money Market Fund
Ohio Municipal Money Market Fund
Income Equity Fund
Disciplined Value Fund
Small Company Growth Fund
International Equity Index Fund
Equity Index Fund
Large Company Value Fund
Large Company Growth Fund
Asset Allocation Fund
Income Bond Fund
Limited Volatility Bond Fund
Intermediate Bond Fund
Government Bond Fund
Government ARM Fund
Tax-Free Bond Fund
Intermediate Tax-Free Bond Fund
Ohio Municipal Bond Fund
Texas Tax-Free Bond Fund
West Virginia Tax-Free Bond Fund
Kentucky Municipal Bond Fund
Arizona Tax-Free Bond Fund
Treasury Money Market Fund
Treasury Only Money Market Fund
Government Money Market Fund
Tax Exempt Money Market Fund
Institutional Prime Money Market Fund
The Louisiana Municipal Bond Fund
The Gulf South Growth Fund
The Value Growth Fund


THE ONE GROUP SERVICES COMPANY              BANK ONE INVESTMENT ADVISORS

By: ___________________________             By: ___________________________

Title: ________________________             Title: ________________________

Date: _________________________             Date: _________________________


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